UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : September 12, 2005

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants.

On August 29, 2005, the Company, with the approval of its Audit Committee, notified Ernst & Young LLP (“E&Y”) of its selection as the Company’s independent registered public accounting firm for the fiscal year ending June 3, 2006. E&Y’s engagement became effective on September 12, 2005, coincident with the completion of E&Y’s client acceptance procedures and its acceptance of the engagement.

During each of the Company’s two most recent fiscal years and through the date of this report, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or other matters as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

E&Y previously served as the Company’s auditors from December 1981 until August 21, 2003, when KPMG LLP was engaged. As previously reported on Forms 10-K/A filed on May 20, 2005 and January 30, 2004, the Company restated its fiscal 2003 and 2002 financial statements that previously had been audited by E&Y. Accordingly, during the Company’s 2004 and 2005 fiscal years, E&Y performed audit procedures and had audit-related discussions with the Company regarding these restatements.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits

99.1 Press Release dated September 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Richardson Electronics, Ltd.

Date: September 14, 2005	By:	/s/ David J. DeNeve
	Name:	David J. DeNeve
	Title:	Senior Vice President and Chief Financial Officer